UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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[ ]	Definitive Proxy Statement

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[ ]	Soliciting Material Pursuant to §240.14a-12

RAND CAPITAL CORPORATION

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1)	Title of each class of securities to which transaction applies:

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Rand Capital Corporation issued the following press release on April 18, 2019:

FOR IMMEDIATE RELEASE

Rand Capital Files Definitive Proxy Statement and

Responds to Public Letter from Shareholder

Board of Directors unanimously recommends shareholders support the transformational transactions related to

East Asset Management’s $25 million investment

BUFFALO, New York, April 18, 2019 – Rand Capital Corporation (NASDAQ: RAND) (“Rand” or “Rand Capital”), a business development company, today filed its definitive proxy statement with the Securities and Exchange Commission and recommends to its shareholders to vote “FOR” all five proposals set forth in the proxy statement. Rand also announced today that its special meeting of shareholders to seek approval of the five proposals set forth in the proxy statement will be held on May 16, 2019.

Rand shareholders who have questions about the definitive proxy statement or voting their shares should contact Alliance Advisors, LLC, which is assisting Rand with the solicitation of proxies, toll-free at 1-844-853-0931.

In addition, the Board of Directors published this letter:

April 18, 2019

Mr. Bruce Howard

Chief Executive Officer

User–Friendly Phone Book, LLC

10200 Grogans Mill Road, Suite 440

The Woodlands, TX 77380-1134

Re: Rand Capital Corporation’s Proposed Transactions

Dear Mr. Howard:

The Board of Directors of Rand has diligently evaluated the transactions we are proposing to shareholders, including the $25 million investment by East Asset Management (“East”). We have carefully reviewed your comments and, while we very much appreciate the input of shareholders, we strongly disagree with your conclusions. We believe the transaction is in the best interest of all shareholders and enables a future that we expect will be demonstrably better than if we were to maintain the status quo.

Rand’s management and our financial advisor had several meetings and calls with you or your representatives over the last eight months. During that period, you or your representatives have been unable or unwilling to suggest alternatives to the East transaction that would create more value for our shareholders. By default, you are suggesting to maintain the status quo.

-MORE-

Rand Capital Files Definitive Proxy Statement and Responds to Public Letter from Shareholder

April 18, 2019

You are incorrect in your understanding regarding the termination fee. It only applies in the event of a superior proposal, not in the event of a failed shareholders’ vote. Additionally, a more thorough review of the proxy statement provides understanding on the process regarding the fair value of the contributed assets.

The transactions are transformational for Rand, expected to create both near- and long-term value for shareholders, and best position Rand for future growth.

We believe shareholders benefit from the following:

●	Market Value Appreciation: The $3.00 per share purchase price by East was a 33% premium to the market price on the day prior to the announcement of the transaction.

●	Initial Cash and Stock Dividend: The planned Special Dividend of $1.50 per share and the ability to receive a portion of the dividend in cash.

●	Total Return Potential: The opportunity to receive an ongoing dividend consistent with the election of regulated investment company (“RIC”) filing status with the IRS.

●	More Efficient Financial Platform:

○	Elimination of corporate-level income tax as a RIC.

○	Expected reduction in operating expense ratio by externalizing management.

○	More income producing investments with the contributed assets.

●	Expected Improved Capital Markets Position: The $25 million investment provides greater scale.

We are committed to the future potential of Rand. As a demonstration of our belief, Rand’s board and management, as well as East, intend to take the proposed Special Dividend in stock. We believe this is a strong indication of our confidence in the future of Rand and has the effect of increasing the amount of cash available to all other shareholders. We welcome ongoing conversation with our shareholders and reiterate our support for the transactions.

Sincerely,

/s/ Erland E. Kailbourne	/s/ Allen F. Grum
Chairman of the Board	President and Chief Executive Officer

About Rand Capital

Rand Capital (Nasdaq: RAND) is a Business Development Company (BDC) with a wholly-owned subsidiary licensed by the U.S. Small Business Administration (SBA) as a Small Business Investment Company (SBIC). Rand currently focuses its equity investments in early or expansion stage companies and generally lends to more mature companies. The Company seeks investment opportunities in businesses with strong leaders who are bringing to market new or unique products, technologies or services that have a high potential for growth. Additional information can be found at the Company’s website where it regularly posts information: http://www.randcapital.com/.

About East Asset Management

East Asset Management (EAM), formed in 2010, is dedicated to investing in private & public market securities and has formed multiple investment vehicles that provide capital to a variety of industries including energy, media, real estate, hospitality, sports and entertainment. EAM has developed a unique and proprietary network for sourcing investment opportunities, including opportunities in the private credit/current yield space, leveraging both its in-house and affiliated investment talent and capabilities. EAM is an entity owned by Terry and Kim Pegula, owners of Pegula Sports & Entertainment: the management company streamlining key business areas across all Pegula family-owned sports and entertainment properties including the Buffalo Bills, Buffalo Sabres, Buffalo Bandits, Rochester Americans, Harborcenter, Black River Entertainment, ADPRO Sports, PicSix Creative agency and numerous hospitality properties.

-MORE-

Rand Capital Files Definitive Proxy Statement and Responds to Public Letter from Shareholder

April 18, 2019

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than historical facts, including but not limited to statements regarding the expected timing of the closing of the proposed transactions; the ability of the parties to complete the proposed transactions considering the various closing conditions, including receipt of necessary shareholder approvals and approval from the U.S. Small Business Administration (“SBA”); the intention of Rand Capital and Rand Capital SBIC, Inc. (“Rand SBIC”) to elect to be taxed as a regulated investment companies for U.S. federal tax purposes; the intention to declare and pay a special cash and stock dividend after the closing of the proposed transactions; the intention to pay a regular cash dividend after the completion of the proposed transactions; the expected benefits of the proposed transactions such as a lower expense-to-asset ratio for Rand Capital, increased net investment income, availability of additional resources, expanded access to and sourcing platform for new investments and streamlining of operations under the external management structure; the business strategy of originating additional income producing investments; the competitive ability and position of Rand Capital following completion of the proposed transactions; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) that one or more closing conditions to the stock purchase may not be satisfied or waived, on a timely basis or otherwise, including that the SBA may not approve the proposed transactions or that the required approvals by the shareholders of Rand Capital may not be obtained; (2) the risk that the proposed transactions may not be completed in the time frame expected by parties, or at all; (3) the risk that Rand Capital and/or Rand SBIC may be unable to fulfill the conditions required in order to elect to be treated as a regulated investment company for U.S. tax purposes; (4) uncertainty of the expected financial performance of Rand Capital following completion of the proposed transactions; (5) failure to realize the anticipated benefits of the proposed transactions, including as a result of delay in completing the proposed transactions; (6) the risk that the board of directors of Rand Capital is unable or unwilling to declare and pay the special cash and stock dividend or pay quarterly dividends on a going forward basis; (7) the occurrence of any event that could give rise to termination of the stock purchase agreement; (8) the risk that shareholder litigation in connection with the proposed transactions may affect the timing or occurrence of the contemplated transactions or result in significant costs of defense, indemnification and liability; (9) evolving legal, regulatory and tax regimes; (10) changes in general economic and/or industry specific conditions; and (11) other risk factors as detailed from time to time in Rand Capital’s reports filed with the Securities and Exchange Commission (“SEC”), including Rand Capital’s annual report on Form 10-K for the year ended December 31, 2018, later filed quarterly reports on Form 10-Q, the definitive proxy statement for the proposed transactions and other documents filed with the SEC. Consequently, such forward-looking statements should be regarded as Rand Capital’s current plans, estimates and beliefs. Except as required by applicable law, Rand Capital assumes no obligation to update the forward-looking information contained in this release.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of solicitation of proxies from shareholders of Rand Capital in respect of the proposed transactions. Rand Capital has filed the definitive proxy statement in respect of the proposed transactions, which was first sent or made available to shareholders on or about April 18, 2019. INVESTORS OF RAND CAPITAL ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Investors may obtain the definitive proxy statement and other documents filed by Rand Capital with the SEC from the SEC’s website at www.sec.gov or from Rand Capital’s website at www.randcapital.com. Investors and security holders may also obtain free copies of the definitive proxy statement and other documents filed with the SEC from Rand Capital by calling Investor Relations at 716-843-3908.

Participants in the Solicitation

Rand Capital and its directors, executive officers, employees and other persons may be deemed to be participants in the solicitation of proxies from the shareholders of Rand Capital in respect of the proposed transactions. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Rand Capital shareholders in connection with the proposed transactions is set forth in the definitive proxy statement filed with the SEC, which can be obtained free of charge from the sources indicated above

Contacts:

Company:	Investors:
Allen F. (“Pete”) Grum	Deborah K. Pawlowski / Karen L. Howard
President and CEO	Kei Advisors LLC
Phone: 716.853.0802	Phone:	716.843.3908 / 716.843.3942
Email: pgrum@randcapital.com	Email:	dpawlowski@keiadvisors.com / khoward@keiadvisors.com

###

Rand Capital Corporation posted the following presentation to its website and mailed a copy of the presentation to its shareholders on April 18, 2019:

The Transformation of Rand Capital Corporation

April 2019

Allen F. "Pete" Grum, *President & CEO*
Daniel P. Penberthy, *Executive Vice President & CFO*

© 2019 Rand Capital Corporation

Nasdaq: RAND

Shareholder Proposals

The Board of Directors unanimously recommends that you vote "FOR" each of the proposals:

	"FOR"
1. The issuance and sale of ~8.3 million shares to East at $3.00 per share, which price is below the net asset value of $4.99 per share as of December 31, 2018	☑
2. The issuance of shares to East resulting in their having more than 20% of the voting power of shares and a change of control as required by Nasdaq listing rules	☑
3. The Company's entry into an investment advisory and management agreement with the Adviser	☑
4. An amendment to the Company's certificate of incorporation to increase the number of shares that Rand is authorized to issue from 10 million to 100 million	☑
5. Adjourn Special Meeting to solicit additional proxies, if needed	☑

Note: Shareholder approval of proposals 1 through 4 listed above are contingent upon each other. In other words, we need all four of these proposals to be approved for any of the transactions to take place.

© 2019 Rand Capital Corporation
3

The Transformation of Rand

Why support the proposals made by the Board?

$25 million strategic investment by East Asset Management enables:

- **Improved market valuation**: $3.00 purchase price represents a 33% premium to the closing price of $2.26 per share on January 24, 2019, the day prior to the announcement of the transactions
- **Increased scale** with infusion of capital and potential for growth
- **Reduced operating expense ratio** with expected externalization of management
- **Expected Special Dividend** distribution of $1.50 per share with election of regulated investment company ("RIC") status
  - *Eliminates corporate-level U.S. federal tax on ordinary income or capital gains distributed to shareholders*
- **Expected ongoing regular dividends**, subject to ongoing board approval

Drives future strategy:

- Plans to build portfolio of income producing assets
- Anticipates greater total return to shareholders

© 2019 Rand Capital Corporation 4

Shareholders Benefit from Transformation

Tax Benefits and Special Dividend	**Eliminate corporate-level U.S. federal income taxes** • Rand intends to elect RIC tax treatment. A RIC is a "pass-through entity" that avoids corporate-level U.S. federal income tax • Requires distribution of accumulated earnings and profits estimated at $22 million, which is expected to be distributed by a Special Dividend in a ratio of 20% cash and 80% stock[1, 2] **Expect to declare a $1.50 per share Special Dividend** • Approximately $0.78 in cash and $0.72 in stock dividend available for all shareholders other than East, Rand directors and management who intend to elect 100% stock distribution[2] • Distribution is taxable as a dividend, regardless if received in cash or stock
Future Dividends	**Structured for expected ongoing regular dividends** • Reduced operating expense ratio expected to improve earnings power • RIC entities must distribute, or pass through, >90% of their income to qualify
Valuation	**Expect improved capital market perception** • Greater scale with increase in total net asset value and expected increase in market capitalization • BDCs that are RICs historically have traded at higher valuation multiples than non-RIC BDCs • Broader investor audience as income producing stock

1. Special dividend amount and ratio of cash and stock are subject to final review of required distribution in order to elect RIC status post-closing and the aggregate amount of cash and stock available for distribution, as well as the individual and collective elections by shareholders
2. Figures are estimates based on values as of April 18, 2019 and are subject to change; East, each member of the Board and management intend to elect to receive all stock, which will be approximately 3.6 million shares

© 2019 Rand Capital Corporation 5

Participants in the Transactions

Rand Capital Corporation (“Rand” or “the Company”)

East Asset Management, LLC (“East”)

East was formed in 2010 as a Delaware limited liability company to invest in private and public market securities, and has formed multiple investment vehicles that provide capital to a variety of industries including energy, media, real estate, hospitality, sports and entertainment. East is an entity owned by Terry Pegula and Kim Pegula, owners of Pegula Sports & Entertainment.

Rand Capital Management (“RCM” or “the Adviser”)

Rand Capital Management LLC is a newly established external management company and will be retained by the Company to be its external investment adviser. The Adviser will initially be majority owned by East. The Adviser intends to register as an investment adviser with the SEC.

© 2019 Rand Capital Corporation
6

Background of Transactions

(The following timeline of events leading to the shareholder vote is described in greater detail in the proxy.)

2015

Established Strategic Committee of the Board and identified a variety of strategic alternatives for the Company to pursue. Advised by Keefe, Bruyette & Woods, Inc. ("KBW"), an investment banker.

Late 2017

Received inquiry from East; continued to evaluate strategic alternatives

Early 2018

Initial discussions, negotiations and proposal by East, East submitted Letter of Intent ("LOI"), and evaluated other strategic alternatives

Late 2018

Ongoing strategic alternatives discussions with East and other parties, revised drafts of LOI, draft of Stock Purchase Agreement

January 2019

Received fairness opinion from KBW, executed the Stock Purchase Agreement and announced the transactions

© 2019 Rand Capital Corporation
7

Reducing Asset-to-Expense Ratio; Adding to Portfolio

Externalization of Management

- Expected to reduce annual expenses as a percentage of portfolio assets
- Leverages talent and enhances investment decision processes
  - *Current management team to be employed by RCM*
- Broadens potential pipeline of investment opportunities
  - *Access to a network of family offices*
- Creates new investment committee with added talent from East

Expanding investment portfolio[1]

- New portfolio investments with a fair value of $11.6 million contributed to portfolio
  - *Rand management and board evaluated assets and determined a fair value*
  - *Recently originated assets by respected lenders*
  - *Assets are income producing with ~12% yield*
  - *If value of assets are lower or higher at time of close, the difference will be an adjustment to cash*

1. Further details regarding the contributed assets can be found in the definitive proxy statement at "The Stock Purchase Transaction – Contributed Investment Assets"

© 2019 Rand Capital Corporation
8

Expected Lower Cost Structure

Annual operating expenses *($'s in millions)*	**Current[1]**	**Pro Forma[1]**	**Change ($)**	**Change (%)**
Compensation Expenses[2]	$ 1.0	n/a	n/a	n/a
General and administrative expenses[3]	$ 0.9	$ 0.7	$ (0.2)	(22.6)%
Base management fee[4]	n/a	$ 0.5	n/a	n/a
Incentive fees[5]	n/a	–	n/a	n/a
Total	$ 1.9	$ 1.2	$ (0.7)	(36.3)%

1. Current results are based on actual performance and asset values for the year ended December 31, 2018. Pro Forma results were determined as if the investment advisory and management agreement and administrative agreement had been in place for the year ended December 31, 2018. See the definitive proxy statement at "Summary Term Sheet – Comparison of Fiscal Year 2018 Operating Expenses and Pro Forma Operating Expenses under Investment Management Agreement" for additional information
2. Consists of salaries, profit sharing and bonuses, and employee benefits from the Company's consolidated statement of operations for the year ended December 31, 2018
3. Consists of Director's fees, professional fees, shareholders and office operating, insurance, corporate development, and other operating expenses from the Company's consolidated statement of operations for the year ended December 31, 2018
4. Base management fee of 1.50% per annum was calculated based on the Company's total assets, other than cash and cash equivalents, and including assets purchased and borrowed funds, owned during 2018, and was not calculated to reflect the Company's expected ownership of the contributed investment assets, which have been determined to have a fair value of $11.6 million as of December 31, 2018
5. Under the investment advisory and management agreement, no incentive fees would have been payable by the Company to the Adviser during 2018

© 2019 Rand Capital Corporation
9

The Future – Transformational Transaction

Investment of $25 million from East purchase of Rand stock

- Cash infusion of ~$13.4 million; $4.4 million[1] to be used for expected Special Dividend
- Contributed income producing portfolio assets of ~$11.6 million; yielding ~12%[2]

Planned Special Dividend of $1.50 per share to Rand shareholders, if it occurs[3]

Anticipated ongoing regular dividends

- Expects to shift investment strategy towards more investment in interest yielding assets
- Expected to reduce operating expense ratio driving earnings for dividends

Stronger financial model with externalization of management

- Expected to reduce asset-to-expense ratio

1. The distribution of cash will be prorated if shareholders elect to receive more than $4.4 million in cash
2. Further details regarding the contributed assets can be found in the proxy at "The Stock Purchase Transaction - Contributed Investment Assets"
3. If the Board takes action to approve the special dividend, each shareholder will have the option of requesting their special dividend in the form of cash and/or stock

© 2019 Rand Capital Corporation
10

Shareholder Proposals

The Board of Directors unanimously recommends that you vote "FOR" each of the proposals:

	"FOR"
1. The issuance and sale of ~8.3 million shares to East at $3.00 per share, which price is below the net asset value of $4.99 per share as of December 31, 2018	☑
2. The issuance of shares to East resulting in their having more than 20% of the voting power of shares and a change of control as required by Nasdaq listing rules	☑
3. The Company's entry into an investment advisory and management agreement with the Adviser	☑
4. An amendment to the Company's certificate of incorporation to increase the number of shares that Rand is authorized to issue from 10 million to 100 million	☑
5. Adjourn Special Meeting to solicit additional proxies, if needed	☑

Note: Shareholder approval of proposals 1 through 4 listed above are contingent upon each other. In other words, we need all four of these proposals to be approved for any of the transactions to take place.

© 2019 Rand Capital Corporation
11

The Transformation of Rand Capital Corporation

April 2019

© 2019 Rand Capital Corporation

Nasdaq: RAND

The following letter was mailed to shareholders of Rand Capital Corporation on April 18, 2019:

YOUR VOTE IS IMPORTANT!

Dear Shareholders,

Please find enclosed important information on the proposed transactions related to the \$25 million investment by East Asset Management into Rand Capital. East is an organization we have been working with over the past year and is owned by Terry and Kim Pegula, who also own the Buffalo Bills and Buffalo Sabres.

For the past few years, your Board of Directors has been evaluating strategies to increase shareholder returns. In conjunction with our investment banker, Keefe, Bruyette and Woods, Inc., we have evaluated a variety of strategic options. After careful consideration, we are thrilled to recommend the proposed transactions and are seeking your approval.

You have a proxy statement and proxy card enclosed in this package. The proxy has been filed with the Securities and Exchange Commission and provides details about the transactions. The proxy card allows you to vote on the transactions.[1]

Additionally, we have enclosed a presentation titled:

"The Transformation of Rand Capital"

This highlights the benefits of these transactions for you as a shareholder, including the \$1.50 per share Special Dividend, and why your approval is important for Rand's future.

Sincerely yours,

[1] Refer to the reverse side of this letter regarding forward-looking statements, important information and where to find it, as well as the participants in the solicitation.

Cautionary Statement Regarding Forward-Looking Statements

This letter contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than historical facts, including but not limited to statements regarding the expected timing of the closing of the proposed transactions; the ability of the parties to complete the proposed transactions considering the various closing conditions, including receipt of necessary shareholder approvals and approval from the U.S. Small Business Administration (“SBA”); the intention of Rand Capital Corporation (“Rand Capital”, “Rand” or the “Company”) and Rand Capital SBIC, Inc. (“Rand SBIC”) to elect to be taxed as a regulated investment companies for U.S. federal tax purposes; the intention to declare and pay a special cash and stock dividend after the closing of the proposed transactions; the intention to pay a regular cash dividend after the completion of the proposed transactions; the expected benefits of the proposed transactions such as a lower expense-to-asset ratio for Rand Capital, increased net investment income, availability of additional resources, expanded access to and sourcing platform for new investments and streamlining of operations under the external management structure; the business strategy of originating additional income producing investments; the competitive ability and position of Rand Capital following completion of the proposed transactions; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) that one or more closing conditions to the stock purchase may not be satisfied or waived, on a timely basis or otherwise, including that the SBA may not approve the proposed transactions or that the required approvals by the shareholders of Rand Capital may not be obtained; (2) the risk that the proposed transactions may not be completed in the time frame expected by parties, or at all; (3) the risk that Rand Capital and/or Rand SBIC may be unable to fulfill the conditions required in order to elect to be treated as a regulated investment company for U.S. tax purposes; (4) uncertainty of the expected financial performance of Rand Capital following completion of the proposed transactions; (5) failure to realize the anticipated benefits of the proposed transactions, including as a result of delay in completing the proposed transactions; (6) the risk that the board of directors of Rand Capital is unable or unwilling to declare and pay the special cash and stock dividend or pay quarterly dividends on a going forward basis; (7) the occurrence of any event that could give rise to termination of the stock purchase agreement; (8) the risk that shareholder litigation in connection with the proposed transactions may affect the timing or occurrence of the contemplated transactions or result in significant costs of defense, indemnification and liability; (9) evolving legal, regulatory and tax regimes; (10) changes in general economic and/or industry specific conditions; and (11) other risk factors as detailed from time to time in Rand Capital’s reports filed with the Securities and Exchange Commission (“SEC”), including Rand Capital’s annual report on Form 10-K for the year ended December 31, 2018, later filed quarterly reports on Form 10-Q, the definitive proxy statement for the proposed transactions and other documents filed with the SEC. Consequently, such forward-looking statements should be regarded as Rand Capital’s current plans, estimates and beliefs. Except as required by applicable law, Rand Capital assumes no obligation to update the forward-looking information contained in this presentation.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of solicitation of proxies from shareholders of Rand Capital in respect of the proposed transactions. Rand Capital has filed the definitive proxy statement in respect of the proposed transactions, which was first sent or made available to shareholders on or about April 18, 2019. INVESTORS OF RAND CAPITAL ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Investors may obtain the definitive proxy statement and other documents filed by Rand Capital with the SEC from the SEC’s website at www.sec.gov or from Rand Capital’s website at www.randcapital.com. Investors and security holders may also obtain free copies of the definitive proxy statement and other documents filed with the SEC from Rand Capital by calling Investor Relations at 716-843-3908.

Participants in the Solicitation

Rand Capital and its directors, executive officers, employees and other persons may be deemed to be participants in the solicitation of proxies from the shareholders of Rand Capital in respect of the proposed transactions. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Rand Capital shareholders in connection with the proposed transactions is set forth in the definitive proxy statement filed with the SEC, which can be obtained free of charge from the sources indicated above.